Exhibit 32

CERTIFICATION

     In connection with the Annual Report on Form 10-K of ATMI, Inc. (the “Company”) for the period ending December 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), as Chief Executive Officer of the Company and Chief Financial Officer of the Company, each hereby certifies, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that, to the best of his knowledge:

     (1) The Report fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934 (15 U.S.C. 78m); and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Eugene G. Banucci

Name: Eugene G. Banucci, Ph.D.
Title: Chief Executive Officer
Date: March 12, 2004

/s/ Daniel P. Sharkey

Name: Daniel P. Sharkey
Title: Chief Financial Officer Date: March 12, 2004

A signed original of this written statement required by section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.